Bank of America(logo)
                                                   100 North Tryon Street
                                                   Charlotte, NC 28255

                                                   Tel 704.386.5000

Pricing Supplement No. 0252 Dated March 29, 2000         Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                 $  350,000,000.00
Issue Price:                      100.000%        $  350,000,000.00
Commission or Discount:             0.009%        $            0.00
Proceeds to Company:               99.991%        $  349,968,500.00

Agent:                   Banc of America Securities, LLC, as Agent

Original Issue Date:     April 3, 2000

Stated Maturity Date:    April 3, 2002

Cusip #:                 06050M-AN-7

Form:                    Book-entry only

Interest Rate:           7.35%

Interest Payment Dates:  The 3rd of April & October, commencing October 3, 2000

May the Notes be redeemed by the corporation prior
 to maturity?                                          No

May the notes be repaid prior to maturity at the option of the
 holder?                                               No

Discount Note?                                         No